Exhibit 4.18




                             CEDARA SOFTWARE CORP.



                                      and



                             CARL ZEISS OBERKOCHEN



                                      and



                               CARL ZEISS, INC.












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                           PATENT LICENSE AGREEMENT

                               January __, 2002


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


         This Patent License Agreement (the "Agreement") dated January ____, 2002 is made between Cedara Software Corp., a corporation organized and existing under the laws of the Province of Ontario ("Cedara"); Carl Zeiss Oberkochen, a trust foundation organized and existing under the laws of Germany ("Zeiss Germany"); and Carl Zeiss, Inc., an indirect wholly owned subsidiary of Zeiss Germany ("Zeiss US"). ( Zeiss Germany and Zeiss US are herein collectively referred to as the "Zeiss Entities", and Cedara and the Zeiss Entities are herein collectively referred to as the "Parties".)

Background:

A. On November 1, 2000, pursuant to a purchase agreement (the "Purchase Agreement") entered into by the Parties and other companies, the Parties entered into, as set out in Schedule 12.2(a)(vii) of the Purchase Agreement, a Technology and Patent License Agreement (the "TPL Agreement") which dealt with the licensing of certain intellectual property and patents including the licensing of patents owned by the Zeiss Entities that are microscope related with Image Guided Surgery Relevance as set out in Schedule C of the TPL Agreement.

B. On December 10, 2001, parties to the Purchase Agreement entered into a Minutes of Settlement and agreed, amongst other things, that the terms of the TPL Agreement shall no longer apply to the patents set out in Schedule C of the TPL Agreement, and the Parties shall enter into a new license agreement to replace Schedule C of the TPL Agreement with a licence granted by the Zeiss Entities (the "Licensor") to Cedara and its direct and indirect subsidiaries (collectively referred to as the "Licensee") on a non-exclusive royalty-free basis.

C.   The patents listed in Schedule C (the "Listed Patents") are as follows:


     ------------------------------------------------------------------------------------------------------------
     Medical Therapeutic and/or Diagnositc Applicance with a Sterilizable Position Sensing Attachment
     ------------------------------------------------------------------------------------------------------------
                      German patent application                    196 40 993.4
     ---------------- -------------------------------------------- ----------------------------------------------
                      Swiss patent application                     1917/96
     ---------------- -------------------------------------------- ----------------------------------------------
                      Japanese Patent Application                  287253/96
     ---------------- -------------------------------------------- ----------------------------------------------
                      Swedish Patent                               513530
     ---------------- -------------------------------------------- ----------------------------------------------
                      US Patent                                    5891020
     ---------------- -------------------------------------------- ----------------------------------------------
                      US Divisional Patent Application             09/120963
     ---------------- -------------------------------------------- ----------------------------------------------


     ------------------------------------------------------------------------------------------------------------
     Medical Therapy and/or Diagnostic Equipment with a Position Sensing Device
     ---------------- -------------------------------------------- ----------------------------------------------
                      German patent application                    198 37 152.7
     ---------------- -------------------------------------------- ----------------------------------------------
                      Swiss Patent Application                     1723/98
     ---------------- -------------------------------------------- ----------------------------------------------
                      Japanese Patent Application                  272870/98
     ---------------- -------------------------------------------- ----------------------------------------------
                      US Patent Application                        09/160611
     ---------------- -------------------------------------------- ----------------------------------------------


     ------------------------------------------------------------------------------------------------------------
     Image Guided Surgery Device
     ---------------- -------------------------------------------- ----------------------------------------------
                      German Patent Application                    100 40 498.4
     ---------------- -------------------------------------------- ----------------------------------------------
                      Japanese Patent Application                  2000-256781
     ---------------- -------------------------------------------- ----------------------------------------------
                      US Patent Application                        Filed
     ---------------- -------------------------------------------- ----------------------------------------------


NOW THEREFORE the Parties, each intending to be legally bound, agree as follows:

1.     GRANT OF RIGHTS

1.1. Grant of Rights. The Licensor grants to the Licensee, and the Licensee accepts, a world-wide, non-exclusive license to use the Listed Patents, together with the right to manufacture (or have manufactured) and sell products which incorporate the patents.

1.2.   Royalty. The license shall be on a royalty-free basis.

2.     OWNERSHIP

2.1. Ownership of Patents. All right, title and interest in and to all Listed Patents, is owned by the Licensor.

2.2. Maintenance of the Listed Patents. The Licensor shall, at its discretion, determine whether or not to maintain any or all of the Listed Patents and Licensor is solely responsible for any fees and other charges related to such maintenance activities. If the Licensor decides to not maintain one of the Listed Patents, the Licensor will give the Licensee 60 calendar days advance notice before the patent is abandoned or otherwise lapses in any way, and give the Licensee the option of assuming full ownership of that patent in which case Licensee is responsible for all ongoing maintenance fees for the patent from the date the transfer of ownership is effected.

3.     SUB-LICENSING CONDITIONS

3.1. Licensor and Licensee acknowledge and agree that Licensee has no right to grant sub-licenses to the Listed Patents.

4.     CONFIDENTIALITY

4.1. Licensee shall keep confidential any information derived from drawings, specifications, oral communications and other data or information furnished by Licensor in connection with this Agreement.

4.2. Licensor shall keep confidential any information derived from drawings, specifications, oral communications and other data or information furnished by Licensee in connection with this Agreement.

5.     WARRANTIES AND INDEMNITIES

5.1. Licensor agrees to notify Licensee in writing within 30 calendar days of a challenge by any third party in any form to any of the Listed Patents.

6.     TERMINATION

6.1. Term of License. The license terminates three years after the date of signing of this Patent License Agreement unless it is extended and on such modified terms and conditions as mutually agreed to by the Parties.

6.2. Early Termination At the option of Licensor, Licensor may terminate this agreement if Licensee is in breach of any material term hereof and within sixty (60) days written notice of such breach Licensee fails to rectify such breach.

6.3. Actions on Termination Licensee shall immediately deliver to Licensor any of Licensor's confidential information and property then in its possession or control, and Licensee shall refrain from further use of Licensor's confidential information and Listed Patents.

7.     CONTINUANCE

7.1. Upon standard termination of this license, the Parties agree that, should the Licensee have product either released to customers or in development that requires a license to one or more of the Listed Patents, the Parties will negotiate in good faith a continuance of this license which will be non-exclusive, world-wide, and will have other terms and conditions as the parties may agree including bearing a reasonable royalty.

7.2. The license continuation would include the right for Cedara to manufacture (or have manufactured) and sell products which incorporate the Listed Patents.

8.     GENERAL

8.1. Notice. Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering or sending it by facsimile or other similar form of recorded communication addressed:

(i)    Notice to Cedara

       Cedara Software Corp.
       6509 Airport Rd.
       Toronto, Ontario
       L4V 1S7

       Attention: CEO
       Facsimile number: 905 672 0360

(ii)   Notice to Zeiss Entities

       Carl Zeiss Oberkochen
       Carl Zeiss
       Carl Zeiss Strasse 4-54
       D-73447 Oberkochen
       Germany

       Attention: Vice President & General Manager Surgical Products Division Facsimile number: +49-(0)7364-20-2117

       Any such communication shall be deemed to have been validly and effectively given (a) if personally delivered, on the date of such delivery if such date is a business day and such delivery was made prior to 4:00 p.m. (local time) and otherwise on the next business day, or (b) if transmitted by facsimile or similar means of recorded communication on the business day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

8.2. Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Federal Republic of Germany. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts located in Stuttgart, Germany. The Parties expressly exclude the application of the United nations Convention on Contracts for the International Sale of Goods.

8.4. Facsimile Transmission. The execution and delivery of this Agreement by a Party by facsimile transmission will constitute valid execution and delivery of this Agreement.

8.5. Invalidiy. If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect.

         IN WITNESS WHEREOF the Parties have executed this Patent License Agreement.


                                          CEDARA SOFTWARE CORP.


                                          By:  /s/ MICHAEL GREENBERG
                                               ---------------------------
                                          Name:  Michael Greenberg
                                          Title: Chairman & CEO

                                          Date   ___________________________


                                          CARL ZEISS OBERKOCHEN


                                          By: /s/ ULRICH KRAUSS
                                              ------------------------------
                                          Name:  ULRICH KRAUSS
                                          Title: VICE-PRESIDENT AND GENERAL
                                                 MANAGER SURGICAL
                                                 PRODUCTS DIVISION

                                          Date   JANUARY 22, 2002


                                          CARL ZEISS, INC.


                                          By: /s/ JAMES KELLEY
                                              -----------------------------
                                          Name:  JAMES KELLEY
                                          Title: PRESIDENT AND C.E.O.

                                          Date   JANUARY 22, 2002